united states

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2016

Astoria Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA BANK PLAZA, LAKE SUCCESS, NEW YORK 11042-1085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 26, 2016, Astoria Financial Corporation (“Astoria” or the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). A total of 101,405,071 shares of the Company’s common stock were entitled to vote as of February 29, 2016, the record date for the Special Meeting, of which a quorum of 83,084,756 were present in person or by proxy at the Special Meeting. The following is a summary of the final voting results for each matter presented to stockholders.

PROPOSAL 1. To adopt the Agreement and Plan of Merger, dated as of October 28, 2015, by and between Astoria and New York Community Bancorp, Inc. (the “Astoria merger proposal”).

For	Against	Abstentions
81,096,207	1,363,517	625,032

PROPOSAL 2. To approve, on an advisory (non-binding) basis, the compensation that certain executive officers of Astoria may receive in connection with the Astoria merger proposal pursuant to existing agreements or arrangements with Astoria.

For	Against	Abstentions
31,223,124	51,084,717	776,915

PROPOSAL 3. To approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Astoria merger proposal.

For	Against	Abstentions
75,612,684	6,707,036	765,036

Item 8.01. Other Events.

On April 26, 2016, Astoria and New York Community Bancorp issued a joint press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhib.	Description
99.1	Press Release issued by Astoria and New York Community Bancorp dated April 26, 2016 signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION
By: /s/ Theodore S. Ayvas Theodore S. Ayvas Vice President and Director of Investor Relations

Dated: April 26, 2016